THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $150,000.00	Issue Date: March 11, 2019
CONVERTIBLE PROMISSORY NOTE
FOR VALUE RECEIVED, ASCENT SOLAR TECHNOLOGIES, INC., a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay to BAYBRIDGE CAPITAL FUND, LP, a Delaware limited partnership, or its assigns (the “Holder” and together with the Borrower, the “Parties”) or order, without demand, the sum of One Hundred Fifty Thousand Dollars ($150,000) (“Principal Amount”), and to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%) (the “Interest Rate”) per annum, accruing thereon from March 11, 2019 and maturing on March 11, 2020 (the “Maturity Date”) together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder, all as set forth below in this Promissory Note (this “Note” or this “Agreement”), if not sooner paid. All payments due hereunder (to the extent not converted into common stock, $.0001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America and such payments shall be applied to amounts owing under the Note by Holder, in its sole discretion.
This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.
The following terms shall apply to this Note:

ARTICLE I
GENERAL PROVISIONS
1.1     Payment Grace Period. The Borrower shall have a five (5) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of eighteen percent (18%) per annum shall apply from the due date thereof until the same is paid (“Default Interest”).

1.2     Original Issue Discount. The Borrower acknowledges that the Principal Amount of this Note exceeds the Purchase Price (as set forth above) for this Note and that such excess is an original issue discount and shall be fully earned and charged to the Borrower upon the execution of this Note, and shall be paid to the Holder as part of the outstanding principal balance as set forth in this Note.
1.3     Application of Payments. The Borrower acknowledges that the payments made in connection with this Note shall be applied first to collection expenses (including all attorneys’ fees and expenses), if any, thereafter to amounts due hereunder other than principal and interest, thereafter to Interest and finally to Principal Amount all in the Holder’s sole discretion.

1.4     Change of Control. In the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Borrower, by contract or otherwise) that results in the transfer of 33% or more of the outstanding voting power of the Borrower, (ii) the Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with the Borrower and, after giving effect to such transaction, the stockholders of the Borrower immediately prior to such transaction own less than 66% of the aggregate voting power of the Borrower or the successor entity of such transaction, or (iii) a sale of all or substantially all of the assets of the Borrower to another person or entity, this Note shall be automatically due and payable in full, immediately. The Borrower will give the Holder not less than twenty (20) business days prior written notice of the occurrence of any events referred to in this Section 1.4.

1.5     Miscellaneous. The Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.  Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof.

ARTICLE II
OPTIONAL CONVERSION
The Holder, in its sole option, shall have the right to convert the principal due under this Note into Shares of the Borrower’s Common Stock, $.0001 par value per share (“Common Stock”) as set forth below.
2.1     Conversion into the Borrower’s Common Stock.
(a)      Conversion Right.   At the Holder’s sole discretion, the Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note at the election of the Holder (the date of giving of such notice of conversion in accordance with Section 2.3(a) being a “Conversion Date”) into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof (the “Conversion Price”), determined as provided herein.
Upon delivery to the Borrower of a completed notice of conversion, a form of which is annexed hereto as Exhibit A (the “Notice of Conversion”), Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note, if any, through the Conversion Date directly to the Holder on or before the Delivery Date. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion listed on the Notice of Conversion. The Holder and the Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.
(b)      Conversion Price. Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price per share shall be equal to the lessor of: (i) a price equal to $0.003 (“Fixed Conversion Price”), or (ii) sixty five percent (65%) of the lowest closing bid price of the Common Stock during the five (5) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP or OTC Link LLC (the “Market Conversion Price”). The Fixed Conversion Price and the Market Conversion Price are collectively referred to hereinafter as the “Conversion Price.” The Conversion Price may be adjusted pursuant to the other terms of this Note.
(c)     Effect of Certain Events. The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:
A.  Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.
B.  Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.
C. Adjustment Due to Certain Securities Issuances.   So long as this Note is outstanding, upon any issuance after the Issue Date by Borrower of any security with a conversion formula (including conversion discount and lookback period) that has actually gone into effect that is more favorable to the holder of such security than the conversion formula contained in this Note, then Borrower shall notify Holder of the more favorable conversion formula and such conversion formula, at Holder’s option, shall become a part of this Note for the benefit of Holder. Additionally, if Borrower fails to notify Holder of any such more favorable conversion formula, but Holder becomes aware that Borrower has granted such a conversion formula to any third party, Holder may notify Borrower of such more favorable conversion formula and such formula shall become a part of this Note retroactive to the date on which such term was granted to the applicable third party. For the avoidance of doubt, Borrower may offer higher original issue discounts, interest rates, warrants and warrant terms, anti-dilution adjustments or other more favorable terms not related to the conversion formula to other investors and Holder shall have no right to such more favorable term or terms. In addition, this paragraph C shall not apply to any more favorable conversion formula contained in an issued security unless and until such more favorable conversion formula has actually gone into effect. If a more favorable conversion formula is contained in a security but does not take effect until some point in the future (for example upon the occurrence of an event of default or some other future event), Holder shall only have rights under this paragraph C after such conversion formula actually goes into effect.
(d)     Notice of Adjustments.   Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note at the sole expense of the Borrower.

(e)     Further Adjustments.   In case at any time or, from time to time, the Borrower shall take any action that affects the class of securities into which this Note may be converted under Article II, other than an action described herein, then, unless such action will not have a material adverse effect upon the rights of the Holder, the number of shares of such class of securities (or other securities) into which this Note is convertible shall be adjusted in such a manner and at such time as shall be equitable under the circumstances.

(f)     Voluntary Adjustments.   The Borrower may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Borrower.

2.2     Authorized Shares.    The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note.

2.3     Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.
(a)      Mechanics of Conversion.   Subject to Section 2.1, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a copy of an executed Notice of Conversion in the form attached hereto as Exhibit A (via facsimile, electronic mail (email) or other reasonable means of communication dispatched on the Conversion Date on or prior to 11:59 p.m., New York, New York time). The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 11:59 p.m., New York, New York time, on such date.

(b)     Borrower’s Response.   Upon receipt by the Borrower of a copy of a Notice of Conversion, the Borrower shall as soon as practicable, but in no event later than two (2) business days after receipt of such Conversion Notice, send, via facsimile or electronic mail (email) (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the “Conversion Confirmation”) to the Holder indicating that the Borrower will process such Conversion Notice in accordance with the terms herein. In the event the Borrower fails to issue its Conversion Confirmation within said two (2) Business Day time period, the Holder shall have the absolute and irrevocable right and authority to deliver the fully executed Conversion Notice to the Borrower’s transfer agent, and the Borrower’s transfer agent shall issue the applicable Conversion Shares to Holder as hereby provided. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon and other sums due hereunder, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding sums owing under this Note in an amount stated in each applicable conversion notice. The Holder and the Borrower shall maintain records showing the principal and/or interest amount(s) converted and the date of such conversion(s) in the form attached hereto as Annex I (the “Conversion and Repayment Ledger”).

(c)     Delivery of Common Stock Upon Conversion.   Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.3, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder the electronic transfer (as described in Section 2.3 (e) herein below) the Common Stock issuable upon such conversion within three (3) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) (such fifth business day being hereinafter referred to as the “Deadline”) in accordance with the terms hereof.

(d)      Obligation of Borrower to Deliver Common Stock Absolute.   Upon submission by the Holder to the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(e)     Delivery of Common Stock by Electronic Transfer.   In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program or any similar program hereafter adopted by DTC performing substantially the same function, upon request of the Holder and its compliance with the provisions contained in Section 2.1 and in this Section 2.3, the Borrower shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(f)     Failure to Deliver Common Stock Prior to Deadline.   Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is more than two (2) business days after the Deadline (other than a failure due to the circumstances described in Section 2.2 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $2,000 per day in cash or stock under the terms of this Note, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock.  Such cash amount shall be paid to Holder by the fifth (5th) day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note.

(g)     Rescindment of Conversion Notice.   Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if (A) the Borrower fails to respond to Holder with a Conversion Confirmation pursuant to Section 2.3(b), (B) the Borrower fails to deliver of the Common Stock issuable upon conversion of this Note is more than two (2) business days after the Deadline, (C) the Holder is unable to procure a legal opinion required to have the Common Stock issued unrestricted and/or deposited to sell for any reason related to the Borrower’s standing with the SEC or FINRA, or any action or inaction by the Borrower, (D) the Holder is unable to deposit the Common Stock requested in the Conversion Notice for any reason related to the Borrower’s standing with the SEC or FINRA, or any action or inaction by the Borrower, (E) if the Holder is informed by the Borrower that the Borrower does not have enough Common Stock authorized to satisfy the Conversion Notice, or (F) if OTC Markets, Inc. f/k/a “Pink Sheets” changes the Borrower’s designation to ‘Limited Information’ (Yield), ‘No Information’ (Stop Sign), ’Caveat Emptor’ (Skull and Crossbones), or ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign) on any day after the date of the Conversion Notice prior to delivery of such Common Stock, the Holder may, at the Holder’s sole discretion, rescind or void the Conversion Notice (“Rescindment Notice”) by notifying the Borrower in the same manner that a Conversion Notice is required to be delivered to the Borrower pursuant to the terms of this Note. If the Holder chooses to provide the Borrower a timely Rescindment Notice, the Borrower shall pay to the Holder $2,000 per day in cash or stock under the terms of this Note, for each day that the Borrower was in violation of A-F in this Section 2.3(h) up until the day the Holder submits a Rescindment Notice to the Borrower.  Such cash amount shall be paid to Holder by the fifth (5th) day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note.

(h)     Transfer Taxes and Legal Opinions.   Without limitation, the issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any legal opinion fees, documentary stamp or similar taxes, or any other issuance or transfer fees of any nature or kind that may be payable in respect of the issue or delivery of such certificates, any such taxes or fees, if payable, to be paid by the Borrower. The Borrower agrees, at the Borrower’s sole expense, to provide the Holder with a valid and reasonably accepted legal opinion concerning the issuance of certificates for shares of the Common Stock on conversion of this Note. If the Holder is required to obtain a legal opinion, the Borrower shall reimburse the Holder $2,000 which may be deducted from the principal received by the Conversion Notice.

2.4    Concerning the Shares.   The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.4. Until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Borrower or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of this Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Borrower as set forth in a written opinion letter to such effect and addressed to the Transfer Agent and the Holder, or (iii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Borrower acknowledges and agrees that the holding period of the Common Stock issuable upon conversion of this Note under Rule 144(d) shall be deemed to have commenced as of the Issue Date and, accordingly, a failure to remove legends from Common Stock issuable upon conversion of this Note shall cause liquidated damages to accrue pursuant to Section 2.3 herein. In any event, and subject to compliance with applicable securities laws, the Holder may enter into lawful hedging transactions in the course of hedging the position they assume and the Holder may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities.
2.5     Holder’s Conversion Limitations. The Borrower shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or Warrants, if any) beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2.5 applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Borrower each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Borrower shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.5, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Borrower’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Borrower, or (iii) a more recent written notice by the Borrower or the Borrower’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Borrower shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Borrower, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon notice to the Borrower, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.5, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 2.5 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Borrower. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

2.6       Status as Shareholder.   Upon submission of a Notice of Conversion by the Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms  of this Note.  Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted.  In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 2.2 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 5.2) for the Borrower’s failure to convert this Note.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

  3.         Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants to the Holder that:

         (a)           The Borrower’s Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(b)           The Borrower is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports);

(c)    Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business.  None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted;

(d)         Litigation.  There is no claim, legal action, suit, arbitration, investigation or other proceeding pending, or to the knowledge of the Borrower, threatened against or relating to the Borrower or its assets.  Neither the Borrower nor any of its assets are subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Authority. There is currently no investigation or review by any Governmental Authority with respect to the Borrower pending or, to the knowledge of the Borrower, threatened, nor has any Governmental Authority notified the Borrower of its intention to conduct the same;

(e)         SEC Matters.  To the knowledge of the Borrower, neither the Borrower, nor any current or past officer or director of the Borrower has ever been sanctioned, disciplined, fined, and/or imprisoned for any violations of any securities laws of the United States or any other jurisdiction; and

ARTICLE IV
CERTAIN COVENANTS

4.1    Exchange Listing, Existence.  The Borrower shall make such filings, registrations or qualifications and take all other necessary action and will use its best efforts to obtain such consents, approvals and authorizations, if any, and satisfy all conditions that such Exchange may impose on the listing of the Common Stock and shall use its best efforts to obtain such listing on an and maintain such listing continuously thereafter for so long as all or any of the principal amount of the Note remains outstanding. The Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

4.2    No Integration.  Neither the Borrower nor any of its affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Note in a manner that would require registration of the Note under the Securities Act.

4.3    Shell Company Status.  The Borrower is not now, and has not, prior to the date of this Note, been a “shell company” as such term is defined in Rule 12b-2 of the Exchange Act.

4.4    Public Information.  The Borrower shall make such filings, registrations or qualifications and take all other necessary action and will use its best efforts to satisfy all conditions to be in compliance and satisfy the current public information requirement under Rule 144(c), more specifically with Rule 144(c)(1), and otherwise without restriction or limitation pursuant to Rule 144, and shall use its best efforts to obtain such listing on an and maintain such listing continuously thereafter for so long as all or any of the principal amount of the Note remains outstanding.

4.5     DTCC Eligibility. The Borrower shall make such filings, registrations or qualifications and take all other necessary action to remain DTCC-eligible and not have its eligibility revoked or “chilled” by the Depository Trust Company (“DTC”) or any similar program hereafter adopted performing substantially the same function.

4.6    Legal Action Notice.  The Borrower shall promptly report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Fifty Thousand Dollars ($50,000) or more.

4.7    Change in Nature of Business.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not make, or permit any of its Subsidiaries to make, any material change in the nature of its business as described in the Borrower’s most recent annual report filed on Form 10-K with the SEC. The Borrower shall not modify its corporate structure or purpose.
4.8    Statutory Disqualification.  So long as the Borrower shall have any obligation under this Note, the Borrower nor any of its officers, directors, controlling persons, employees, representatives, agents, affiliates, or any other person working for or on behalf of the Borrower is or shall be subject to statutory disqualification as defined in Section 3(a)(39) of the Exchange Act, as amended or Rule 506(d) under the Act.

ARTICLE V
EVENT OF DEFAULT
The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:
5.1     Failure to Pay Principal. The Borrower fails to pay any principal, interest, or other sum due under this Note whether on demand, at maturity, upon acceleration, Change of Control or otherwise;

5.2         Conversion of Note into Common Stock.   The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by the Holder.
5.3     Breach of Covenant. The Borrower or any Subsidiary of Borrower breaches any material covenant or other material term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to the Borrower or any such Subsidiary of Borrower from the Holder.
5.4     Breach of Representations and Warranties. Any material representation or warranty of the Borrower or any Subsidiary of Borrower made herein, in any statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and as of the Issue Date.
5.5    Liquidation. Any dissolution, liquidation or winding up of Borrower or any operating Subsidiary of Borrower or any substantial portion of its business.
5.6     Cessation of Operations. Any cessation of operations by Borrower or any operating Subsidiary of Borrower for a period of 30 consecutive days.
5.7     Maintenance of Assets. The failure by Borrower or any Subsidiary of Borrower to protect, defend and maintain validity and enforceability of any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).
5.8     Receiver or Trustee. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.
5.9     Judgments.   Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than Fifty Thousand Dollars $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;
5.10     Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by the Borrower or any Subsidiary of Borrower or any such proceeding shall be instituted against the Borrower or any Subsidiary of Borrower, which proceedings are not, within sixty (60) days after institution thereof, discharged or stayed pending appeal.
5.11     Delisting. An event resulting in the Borrower’s Common Stock no longer being quoted on the Over-The-Counter Bulletin Board (the “OTCBB”); failure to comply with the requirements for continued quotation on the OTCBB for a period of five (5) consecutive trading days; or notification from the OTCBB that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for five (5) days following such notification. If the Borrower’s Common Stock is quoted by OTC Markets, Inc. f/k/a “Pink Sheets,” then any event or failure of the Borrower’s Common Stock to be listed as “Pink Current Information” for trading or quotation for five (5) or more consecutive days.
5.12     DTC Eligible. An event resulting in the Borrower’s Common Stock no longer being eligible to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC system; failure to comply with the requirements for continued DTC eligibility for a period of seven (7) consecutive trading days; or notification from DTC that the Borrower is not in compliance with the conditions for such continued DTC eligibility and such non-compliance continues for seven (7) days following such notification
5.13     Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension with respect to the Borrower’s Common Stock that lasts for seven (7) or more consecutive trading days.
5.14    Failure to Deliver Replacement Note. Borrower’s failures to timely deliver, if required, a replacement Note.
5.15     Financial Statement Restatement. A restatement of any financial statements filed by the Borrower with the Securities and Exchange Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.
5.16     Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without five (5) business days prior written notice to the Holder.

5.17     Misrepresentations. Borrower or any representative acting for Borrower makes any representation, warranty, or other statement now or later in this Note or in any writing delivered to the Holder or to induce the Holder to enter this Note, and such representation, warranty, or other statement is incorrect or contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in any material respect in light of the circumstances under which they were made.

5.18     Other Note Default. A default by the Borrower or the occurrence of an Event of Default under any Other Note issued by the Borrower.

5.19     Failure to Timely File Borrower’s Financial Reports. The Borrower fails to timely file all reporting required under the Securities Exchange Act of 1934, as amended, filed with the Securities and Exchange Commission or if, the Borrower’s Common Stock is quoted by OTC Markets, Inc. f/k/a “Pink Sheets” then, the Borrower’s failure to timely file all reports required to be filed by it with OTC Markets, Inc. f/k/a “Pink Sheets” whereby the Borrower either (i) fails to be reported as “Pink Current Information” designated company, or (ii) is reported as “No Inside.”

5.20      Default Under the Note.   An Event of Default has occurred and is continuing under this Note, then, upon the occurrence and during the continuation of any Event of Default specified in Section 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18 or 5.19, at the option of the Holder exercisable through the delivery of written notice to the Borrower by such Holder (the “Default Notice”), and upon the occurrence of an Event of Default specified in Section 5.8, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Payment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any other amounts owed to the Holder pursuant to this Note (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, any and all legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount then in effect.

ARTICLE VI
MISCELLANEOUS
6.1     Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver, election, or acquiescence thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available provided for by law, or in equity.
6.2     Demand Waiver. Borrower hereby waives: (i) demand, notice of default, delinquency or dishonor, notice of payment and nonpayment, notice of any default, notice of acceleration, nonpayment at maturity, notice of costs, expenses and losses and interest thereon, notice of late charges; (ii) all defenses and pleas on the grounds of any release, compromise, settlement, extension, or extensions of the time of payment or any due date under this Note, in whole or in part, whether before or after maturity and with or without notice; and (iii) diligence in taking any action to collect any sums owing under this Note or in proceeding against any the rights and interests in and to properties securing payment of this Note such as, but not limited to, the renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Holder on which Borrower is liable.
6.3     Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, electronic mail (email), or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:
(i) if to Borrower, to:
Ascent Solar Technologies, Inc.
12300 N. Grant Street
Thornton, CO 80241
Attn: Victor Lee, CEO
Fax: (720) 872-5077
With a copy to:
James H. Carroll, Esq.
Faegre Baker Daniels LLP
1470 Walnut Street
Boulder, CO 80302
(ii) if to the Holder, to:
BayBridge Capital Fund, LP
Attn: Investment Manager
Fax:
6.4     Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented in writing, then as so amended or supplemented.
6.5     Assignability. The Holder, without consent from or notice to anyone, may at any time assign the Holder’s rights in this Note, the Borrower’s obligations under this Note, or any part thereof. This Note shall be binding upon the Borrower and their respective legal representatives, heirs and its successors, and shall inure to the benefit of the Holder and its successors, assigns, heirs, administrators and transferees. The Borrower may not assign its obligations under this Note.
6.6     Cost of Collection. Borrower shall pay to the Holder, on demand and if demanded, prior to any conclusion of any action related hereto, the amount of any and all expenses, including, without limitation, attorneys’ fees, appellate attorney’s fees, legal costs and expenses, as well as collection agency fees and costs, any of which the Holder, whether or not the Holder agrees to dismiss an action upon payment of sums allegedly due, obtains substantially the relief sought or may incur in connection with (a) enforcement or collection of this Note following an Event of Default; (b) exercise or enforcement of any the rights, remedies or powers of the Holder hereunder or with respect to any or all of the obligations under this Note upon breach or threatened breach; or (c) failure by Borrower to perform and observe any agreements of Borrower contained herein.
6.7     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs at both the trial and appellate level. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note in any other jurisdiction. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

6.8     Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND THE HOLDER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OR BETWEEN ANY PARTY HERETO, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE BORROWER AGREES AND CONSENTS TO THE GRANTING TO HOLDER OF RELIEF FROM ANY STAY ORDER WHICH MIGHT BE ENTERED BY ANY COURT AGAINST HOLDER AND TO ASSIST HOLDER IN OBTAINING SUCH RELIEF.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. THE BORROWER’S REASONABLE RELIANCE UPON SUCH INDUCEMENT IS HEREBY ACKNOWLEDGED.

6.9          Certain Amounts.   Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note.  The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note.

6.10    Usury Savings Clause.   Borrower and Holder intend to contract in compliance with all state and federal usury laws governing the loan evidenced by this Note. Holder and Borrower agree that none of the terms of this Note shall be construed to require payment of interest at a rate in excess of the maximum interest rate allowed by any applicable state, federal or foreign usury laws. If Holder receives sums which constitute interest that would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall at Holder’s option either be credited to the payment of principal or returned to Borrower.

Notwithstanding any provision in this Note to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law.  In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding.  It is the intention of the parties that the Borrower does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

6.11     Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower, the manner of handling such excess to be at the Holder’s election.

6.12    Further Assurances.  At any time or from time to time after the date hereof, the Parties agree to cooperate with each other and, at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

6.13      Remedies.   The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

6.14    No Impairment. The Borrower will not, by amendment of its Articles of Incorporation or By-Laws or other organizational document, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against impairment or dilution.

6.15    Substitute Note or Notes. Upon (i) receipt by the Borrower of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation hereof, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Borrower in customary form, or (ii) the request of the Holder of this Note upon surrender hereof, the Borrower shall execute and deliver in lieu hereof, a new Note or Notes, payable to the order of the Holder or such persons as the Holder may request and in a principal amount equal to the unpaid principal amount hereof, which shall be dated and bear interest from the date to which interest has theretofore been paid hereon. Each such Note shall in all other respects be in the same form and be treated the same as this Note and all references herein to this Note shall apply to each such Note. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Borrower, for a new Note or Notes representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

6.16    Absolute Obligation.  No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, accrued interest, Default Amounts, or damages as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct, unconditional and secured debt obligation of the Borrower.

6.17    Relationship.  The relationship of the parties to this Note is determined solely by the provisions of this Note. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

6.18    Entire Agreement.  This Note and any instruments and agreements to be executed pursuant to this Note, sets forth the entire agreement and understanding of the Parties with respect to its subject matter of this Note and supersedes, merges and replaces all prior and contemporaneous understandings, discussions and negotiations, oral or written, regarding the same subject matter which shall remain in full force and effect and may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous discussions between the parties relating to the subject matter thereof.

6.19    Counterparts.  This Note may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when this Note has been signed by the Borrower and delivered to any other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, by email in “portable document format” (“.pdf”), electronic signature or other similar electronic means intended to preserve the original graphic and pictorial appearance of this Note, such signature shall have the same effect as physical delivery of the paper document bearing original signature and create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

6.20    Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

6.21    Headings. The headings in this Note are for convenience of reference only and shall not affect the interpretation of this Note.

[ Signatures on Following Pages ]
IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be signed in its name by an authorized officer as of the first date written above.

ASCENT SOLAR TECHNOLOGIES, INC.

By:  /s/ Victor Lee

Name: Victor Lee
Title: CEO

ASCENT SOLAR TECHNOLOGIES, INC.

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the Note)

The undersigned hereby irrevocably elects to convert the sum of: $_________________ principal amount, plus $___________ interest, plus $___________ default sums, and plus ___________ damages shares for a total of $______________ due under the terms of the Note (defined below) into shares of common stock, par value $.001 per share (“Common Stock”), of ASCENT SOLAR TECHNOLOGIES, INC. a Delaware corporation (the “Borrower”) according to the conditions of the Secured Convertible Promissory Note of the Borrower dated as of March 11, 2019 (the “Note”), as of the date written below.  If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Note is attached hereto (or evidence of loss, theft or destruction thereof).

The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: __________________________________ DTC#: _________
Account Number: ____________________ Name: ________________________________

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: _____________________________________________________________
Address: ___________________________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Note shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion: .
Conversion Price: .
Applicable Conversion Discount: .
Conversion Shares: .
Default Sums/Damages Shares: .
Total number of Shares of Common Stock to be Issued Pursuant
To the terms of the Notes: .

Conversion Shares to be Registered to the Following:

Name: .
Address: .
Address: .

BAYBRIDGE CAPITAL FUND, LP
By:
Its:

By: ______________________________
Name: ____________________________
Title: _____________________________

The Borrower hereby acknowledges this Notice of Conversion and agrees to direct the Borrower’s Transfer Agent to issue the above indicated number of shares of Common Stock.

ASCENT SOLAR TECHNOLOGIES, INC.

By: ______________________________
Name: ____________________________
Title: _____________________________

REPAYMENT LEDGER

Date	Principal Balance	Principal Paid	Interest Paid	Fees or Damages Sums	New Principal Balance	Holder Initials

I